Exhibit 99.3

DOVER CORPORATION

UNAUDITED ADJUSTED EARNINGS FROM CONTINUING OPERATIONS

(In thousands, except per share amounts)

Non-GAAP Disclosures

In an effort to provide investors with additional information regarding our results as determined by accounting principles generally accepted in the United States of America (“GAAP”), Management also discloses non-GAAP information that Management believes provides useful information to investors. Adjusted net earnings and adjusted diluted earnings per common share are not financial measures under GAAP and should not be considered as a substitute for net earnings or diluted earnings per common share as determined in accordance with GAAP, and they may not be comparable to similarly titled measures reported by other companies.

Adjusted net earnings represents net earnings adjusted for the effect of the acquisition-related amortization, Tax Cuts and Jobs Act, gains on disposition of businesses, disposition costs, Apergy separation costs, rightsizing and other costs, and a product recall reserve reversal. We exclude these items because they occur for reasons that may be unrelated to the Company’s commercial performance during the period and/or Management believes they are not indicative of the Company’s ongoing operating costs or gains in a given period. Management believes this information is useful to investors to better understand the company’s ongoing profitability and facilitates easier comparisons of the Company’s profitability to prior and future periods and to its peers.

Adjusted diluted earnings per common share represents adjusted net earnings divided by average diluted shares. Beginning in 2018, adjusted net earnings further exclude after-tax acquisition-related amortization because the amount and timing of such charges are significantly impacted by the timing, size, number and nature of the acquisitions we consummate. Management believes excluding after-tax acquisition-related amortization will better reflect the Company’s core operating results, offer more transparency and facilitate easier comparability with peer companies.

	Three Months Ended March 31, 2018		Year Ended December 31, 2017		Year Ended December 31, 2016		Year Ended December 31, 2015
	Dover Historical	Pro Forma Dover Continuing Operations	Dover Historical	Pro Forma Dover Continuing Operations	Dover Historical	Pro Forma Dover Continuing Operations	Dover Historical	Pro Forma Dover Continuing Operations
Adjusted earnings from continuing operations:
Earnings from continuing operations	$131,435	$109,412	$811,665	$693,394	$508,892	$502,115	$595,881	$525,223
Acquisition-related amortization, pre-tax [1]	50,624	38,150	204,190	151,277	195,712	140,741	168,948	103,667
Acquisition-related amortization, tax impact [2]	(12,642)	(9,716)	(68,043)	(48,881)	(64,433)	(44,457)	(60,100)	(36,687)
Tax Cuts and Jobs Act [3]	—	—	(50,859)	(1,666)	—	—	—	—
Gain on dispositions, pre-tax [4]	—	—	(205,334)	(205,334)	(96,888)	(96,888)	—	—
Gain on dispositions, tax impact [2]	—	—	32,753	32,753	28,685	28,685	—	—
Disposition costs, pre-tax [5]	—	—	5,245	5,245	—	—	—	—
Disposition costs, tax impact [2]	—	—	(2,015)	(2,015)	—	—	—	—
Apergy separation costs, pre-tax	11,746	—	15,270	—	—	—	—	—
Apergy separation costs, tax impact [2]	(2,142)	—	(5,525)	—	—	—	—	—
Rightsizing and other costs, pre-tax [6]	4,371	4,371	56,278	49,379	—	—	—	—
Rightsizing and other costs, tax impact [2]	(797)	(797)	(17,149)	(14,746)	—	—	—	—
Product recall (reversal) charge, pre-tax	—	—	(7,200)	(7,200)	23,150	23,150	—	—
Product recall (reversal) charge, tax impact [2]	—	—	2,614	2,614	(8,913)	(8,913)	—	—

Adjusted earnings from continuing operations	$182,595	$141,420	$771,890	$654,820	$586,205	$544,433	$704,729	$592,203

Weighted average shares outstanding — diluted	157,090	157,090	157,744	157,744	156,636	156,636	159,172	159,172
Adjusted diluted earnings per common share*:
Earnings from continuing operations	$0.84	$0.70	$5.15	$4.40	$3.25	$3.21	$3.74	$3.30
Acquisition-related amortization, pre-tax [1]	0.32	0.24	1.29	0.96	1.25	0.90	1.06	0.65
Acquisition-related amortization, tax impact [2]	(0.08)	(0.06)	(0.43)	(0.31)	(0.41)	(0.28)	(0.38)	(0.23)
Tax Cuts and Jobs Act [3]	—	—	(0.32)	(0.01)	—	—	—	—
Gain on dispositions, pre-tax [4]	—	—	(1.30)	(1.30)	(0.62)	(0.62)	—	—
Gain on dispositions, tax impact [2]	—	—	0.21	0.21	0.18	0.18	—	—
Disposition costs, pre-tax [5]	—	—	0.03	0.03	—	—	—	—
Disposition costs, tax impact [2]	—	—	(0.02)	(0.02)	—	—	—	—
Apergy separation costs, pre-tax	0.07	—	0.10	—	—	—	—	—
Apergy separation costs, tax impact [2]	(0.01)	—	(0.03)	—	—	—	—	—
Rightsizing and other costs, pre-tax [6]	0.03	0.03	0.36	0.31	—	—	—	—
Rightsizing and other costs, tax impact [2]	(0.01)	(0.01)	(0.11)	(0.09)	—	—	—	—
Product recall (reversal) charge, pre-tax	—	—	(0.05)	(0.05)	0.15	0.15	—	—
Product recall (reversal) charge, tax impact [2]	—	—	0.02	0.02	(0.06)	(0.06)	—	—

Adjusted diluted earnings per common share	$1.16	$0.90	$4.89	$4.15	$3.74	$3.48	$4.43	$3.72

[1]	Includes amortization on acquisition-related intangible assets and inventory step-up.

[2]	Adjustments were tax effected using the statutory tax rates in the applicable jurisdictions or the effective tax rate, where applicable, for each period.

[3]	Tax impact primarily related to the enactment of the Tax Cuts and Jobs Act. This benefit also includes decreases in statutory tax rates of foreign jurisdictions.

[4]	Includes gains from the sales of Performance Motorsports International and Warn Industries, Inc. in the first and fourth quarters of 2017, respectively.

[5]	Disposition costs include costs related to the fourth quarter sale of Warn Industries, Inc.

[6]	Rightsizing and other costs include actions taken on employee reductions, facility consolidations and site closures and product line divestitures and exits.

*	Per share data and totals may be impacted by rounding.